UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 1, 2024 (January 29, 2024)

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NORFOLK SOUTHERN CORPORATION

(Exact name of registrant as specified in its charter)

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Virginia	1-8339	52-1188014
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 West Peachtree Street NW
Atlanta, Georgia 30308-1925	(855) 667-3655
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Norfolk Southern Corporation Common Stock (Par Value $1.00)	NSC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2024, Norfolk Southern Corporation (the “Company”) announced that Ann A. Adams will be leaving her position as Executive Vice President and Chief Transformation Officer of the Company, effective March 16, 2024 (the “Transition Date”). This change in Ms. Adams’ position, as well as changes to certain internal administrative reporting line reorganizations will constitute a “Good Reason” event under the Company’s Executive Severance Plan (the “Plan”), entitling Ms. Adams to certain benefits thereunder upon a termination of her employment.

In order to retain Ms. Adams and benefit from her specialized skills relating to her oversight of the Company’s human resources, information technology, and labor relations matters, on January 29, 2024, the Company entered into a Retention Agreement with Ms. Adams pursuant to which Ms. Adams will remain an active employee of the Company from the Transition Date, for a period of time that may extend to July 31, 2025 (unless she is earlier terminated pursuant to the terms of the Retention Agreement). Under the Retention Agreement, Ms. Adams will assist in the transition of her prior responsibilities, assist in the transition to new leadership in the Human Resources and Information Technology departments, provide consultation and evaluation with respect to the Company’s organization structure, support on-going and pending litigation involving the Company, assist with the formulation and implementation of the Company’s plans regarding the upcoming round of national labor negotiations beginning in 2025, and perform other duties and responsibilities consistent with her skills and experience.

Pursuant to the Retention Agreement and subject to Ms. Adams’ execution of a Separation Agreement at the time of her departure from the Company, Ms. Adams will retain her entitlement to a “Good Reason” termination under the Plan and will remain eligible to receive the severance benefits she is entitled to under the Plan when her employment with the Company ends (the “Separation Date”). The severance benefits that Ms. Adams will receive are materially consistent with the benefits described under the heading “Executive Severance Plan” previously disclosed in the Company’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 31, 2023, and the Separation Agreement is generally consistent with the form of such agreement attached as Exhibit A to the Plan (which also includes certain non-competition, non-solicitation, non-disparagement, confidentiality and cooperation covenants). The severance benefits include: a lump sum payment equal to two times Ms. Adams’ base salary; a prorated annual incentive for time worked in 2024 up to Ms. Adams’ Transition Date, or, if greater, the accrued annual incentive as of her Separation Date; a cash payment for the full value of restricted share units and the option profit on outstanding stock options, and a prorated cash payment for the value of performance share units, all calculated as of her Separation Date, or if she becomes a retirement-eligible employee prior to her Separation Date, treatment of her long-term incentives in accordance with the terms of the Company’s Long Term Incentive Plan; and lump sum payments of $30,000 and $36,000 for outplacement services and health care coverage, respectively.

The foregoing description of the Retention Agreement (including the Separation Agreement attached as Appendix A thereto) does not purport to be complete and is qualified in its entirety by reference to the full text thereof, which the Company intends to file with its quarterly report for the quarter ended March 31, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORFOLK SOUTHERN CORPORATION
(Registrant)

/s/ Denise W. Hutson
Name: Denise W. Hutson
Title: Corporate Secretary

Date:  February 1, 2024